EXHIBIT 21
                      TELEDYNE, INC. AND SUBSIDIARIES
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                        SUBSIDIARIES OF REGISTRANT
                        --------------------------

                             December 31, 1995
                             -----------------


    The following table shows the name and place of incorporation of each subsidiary, except those subsidiaries which, when considered in the aggregate, would not constitute a significant subsidiary. Unless otherwise indicated, each subsidiary is wholly-owned as to voting securities. Also shown are the names under which each subsidiary does business.


  Name and Place of Incorporation     Names Under Which Subsidiaries Do Business
------------------------------------- ------------------------------------------

Teledyne Industries, Inc.(California) Teledyne Air Centers
    subsidiary of Teledyne, Inc.      Teledyne Advanced Materials
                                      Teledyne Allvac
                                      Teledyne Brown Engineering
                                      Teledyne Casting Service
                                      Teledyne Continental Motors
                                      Teledyne Controls
                                      Teledyne Coordinators
                                      Teledyne Economic Development
                                      Teledyne Electronic Technologies
                                      Teledyne Fluid Systems
                                      Teledyne International Offices
                                      Teledyne Laars
                                      Teledyne Minerals
                                      Teledyne Packaging
                                      Teledyne Portland Forge
                                      Teledyne Rodney Metals
                                      Teledyne Ryan Aeronautical
                                      Teledyne Specialty Equipment
                                      Teledyne Thermatics
                                      Teledyne Vehicle Systems
                                      Teledyne Wah Chang
                                      Teledyne Water Pik

Teledyne Canada, Limited (Ontario)    Teledyne Advanced Materials-
    subsidiary of Teledyne,              Firth Sterling Canada
    Industries Canada Limited         Teledyne Harfac Welding Products
    (Ontario)                         Teledyne Specialty Equipment

Teledyne Industries Canada            Teledyne Fluid Systems- Farris Enginnering
  Limited (Ontario)                   Teledyne Laars-Still Man Products
    subsidiary of Teledyne, Inc.      Teledyne Water Pik Canada

Teledyne Princeton Inc.               Teledyne Specialty Equipment-
    subsidiary of Teledyne              Material Handling U.S.
    Canada, Limited